EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the interim report of GSG Group Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gim Hooi OOI, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

GSG Group Inc.

Date: January 23, 2020	By:	/s/ Gim Hooi OOI
Gim Hooi OOI
President and Treasurer
(Principal Chief Executive and Principal Financial and Accounting Officer)